UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2004
                                                  ------------------

                                 IONATRON, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                     001-14015                 77-0262908
    (State or Other                (Commission              (IRS Employer
    Jurisdiction of                File Number)            Identification No.)
     Incorporation)

      3590 East Columbia Street, Tucson, Arizona                  85714
--------------------------------------------------------------------------------
       (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code   (520) 628-7415
                                                     --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

      On September 16, 2004, Ionatron, Inc. (the "Company") completed the acquisition of substantially all of the assets and assumed liabilities for warranty claims and other accrued expenses of North Star Research Corporation ("North Star"), a New Mexico corporation engaged in the business of designing and manufacturing a broad range of high voltage equipment for the defense, aerospace, semi-conductor, and medical industries.

      As consideration for North Star's assets, the Company paid $700,000, issued 199,063 shares of the Company's common stock. The stock is valued at $1,700,000, which is $8.54 per share and is based on the average closing sale price for Ionatron common stock for September 8th, 9th and 10th in accordance with the Asset Purchase Agreement, which approximates the value at September 16, 2004. The transaction was effected through a newly-formed subsidiary, North Star Research Acquisition Corp., a Delaware corporation, and was funded through cash on hand.

Item 9.01   Financial Statements and Exhibits

      (a)   Financial Statements of Business Acquired

                  North Star Research Corporation
                                                                       Financial
                                                                       Page No.

                  Report of Independent Auditors                       F-1

                  Balance Sheets as of September 30, 2004 and
                  December 31, 2003                                    F-2

                  Statements of Income and Retained Earnings
                  for the nine months ended September 30, 2004
                  and the year ended December 31, 2003                 F-4

                  Statement of Cash Flows for the nine months
                  ended September 30, 2004 and the year
                  ended December 31, 2003                              F-5

                  Notes to Financial Statements                        F-7

      (b)   Pro Forma Financial Information

                  ACQUISITION OF NORTH STAR RESEARCH CORPORATION

                  Introduction                                         PF-1

                  Pro Forma Statements of Operations for
                  the year ended December 31, 2003                     PF-2

                  Pro Forma Statements of Operations for the nine
                  months ended September 30, 2004                      PF-3

      (c)   Exhibits

                  23.1 Consent of BDO Seidman, LLP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        IONATRON, INC.
                                         (Registrant)


                                        By:  /s/ Thomas Dearmin
                                             -----------------------------------
                                             Thomas Dearmin
                                             Chief Executive Officer, President
                                             and Chief Financial Officer

Date: December 1, 2004

(a)   Financial Statements of Business Acquired

Independent Auditors' Report

Board of Directors
North Star Research Corporation
Albuquerque, New Mexico

We have audited the accompanying balance sheets of North Star Research Corporation (the "Company") as of September 30, 2004 and December 31, 2003 and the related statements of income and retained earnings, and cash flows for the nine month period ended September 30, 2004 and for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 11, the financial statements referred to above are intended to present the historical financial position and results of operations of North Star Research Corporation prior to the sale of the Company and accordingly purchase accounting adjustments have not been applied in the preparation of the accompanying financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Star Research Corporation at September 30, 2004 and December 31, 2003, and the results of its operations and its cash flows for the nine month period ended September 30, 2004 and for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Los Angeles, California
November 12, 2004

                         NORTH STAR RESEARCH CORPORATION
                                 BALANCE SHEETS
                    September 30, 2004 and December 31, 2003

ASSETS
                                                      September 30, December 31,
                                                          2004         2003
                                                       ----------   ----------
Current Assets
    Cash and cash equivalents                          $1,135,135   $  214,498
    Accounts receivable
      Contracts                                           244,331      298,498
      Unbilled receivables                                 71,000           --
      Other                                                    --        1,440
    Costs and estimated earnings in excess of
      billings on uncompleted contracts                    40,297      116,289
    Prepaid expenses                                           --        6,687
    Income taxes receivable                                    --       12,000
                                                       ----------   ----------

             Total current assets                       1,490,763      649,412
                                                       ----------   ----------

Property and Equipment
      Scientific equipment                                 91,301       85,474
      Office equipment                                     57,973       54,374
                                                       ----------   ----------
        Total, at cost                                    149,274      139,848
      Less accumulated depreciation and amortization      117,258      109,181
                                                       ----------   ----------

Total property and equipment                               32,016       30,667
                                                       ----------   ----------

Total assets                                           $1,522,779   $  680,079
                                                       ==========   ==========

See Notes to Financial Statements.

                         NORTH STAR RESEARCH CORPORATION
                           BALANCE SHEETS (CONTINUED)
                    September 30, 2004 and December 31, 2003

LIABILITIES AND STOCKHOLDERS' EQUITY
                                                   September 30, December 31,
                                                       2004         2003
                                                    ----------   ----------

Current Liabilities
    Accounts payable                                $   40,641   $  184,131
    Accrued liabilities                                  6,422        7,733
    Billings in excess of costs and estimated
      earnings on uncompleted contracts                 15,498       12,624
    Warranty reserves                                   41,206       60,831
    Customer deposits                                   19,500       17,411
    Provision for losses on uncompleted contracts           --       25,843
    Income taxes payable                                72,440           50
    Due to Ionatron, Inc.                              200,000           --
    Advance on sale of assets                          700,000           --
    Lawsuit settlement payable                              --      135,000
    Deferred income taxes                                9,300        1,600
                                                    ----------   ----------

Total current liabilities                            1,105,007      445,223

Long-Term Liabilities
    Deferred income taxes                                7,200          500
                                                    ----------   ----------

Total liabilities                                    1,112,207      445,723
                                                    ----------   ----------

Commitments and Contingencies

Stockholders' Equity
    Common stock, no par value; 500,000
      shares authorized, 1,100
      shares issued and outstanding                      4,587        4,587
    Contributed capital                                  5,440        5,440
Retained earnings                                      400,545      224,329
                                                    ----------   ----------

Total stockholders' equity                             410,572      234,356
                                                    ----------   ----------

Total liabilities and stockholders' equity          $1,522,779   $  680,079
                                                    ==========   ==========

See Notes to Financial Statements

                         NORTH STAR RESEARCH CORPORATION
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                      Nine Months Ended September 30, 2004
                        and Year Ended December 31, 2003

                                           Nine Months Ended     Year Ended
                                           September 30, 2004  December 31, 2003
                                               ----------         ----------

Revenues Earned                                $2,137,961         $3,311,710

Cost of Revenues Earned                         1,568,510          2,711,814
                                               ----------         ----------

Gross profit                                      569,451            599,896

Selling, General and Administrative Expenses      313,510            507,966
                                               ----------         ----------

Income from operations                            255,941             91,930
                                               ----------         ----------

Other Income
Interest income                                        54                242
Miscellaneous income                                7,061             27,153
                                               ----------         ----------

Total other income                                  7,115             27,395
                                               ----------         ----------

Income before income taxes                        263,056            119,325

Provision for Income Taxes                         86,840             18,200
                                               ----------         ----------

Net income                                        176,216            101,125
                                               ==========         ==========

Retained earnings, beginning of year              224,329            123,204
                                               ----------         ----------

Retained earnings, end of period               $  400,545         $  224,329
                                               ==========         ==========

See Notes to Financial Statements.

                         NORTH STAR RESEARCH CORPORATION
                            STATEMENTS OF CASH FLOWS
                    Nine Months Ended September 30, 2004 and
                          Year Ended December 31, 2003

                                                      Nine Months Ended         Year Ended
                                                     September 30, 2004       December 31, 2003
                                                         -----------            -----------

Cash Flows From Operating Activities
    Collections from contracts                           $ 2,202,059            $ 2,987,929
    Contract costs paid and selling, general and
      administrative expenses paid                        (2,192,525)            (3,003,791)
    Interest received                                             54                    242
    Income taxes received (paid)                              11,950                (12,000)
    Other income received                                      8,525                 26,128
                                                         -----------            -----------

      Net cash provided (used) by operating activities        30,063                 (1,492)
                                                         -----------            -----------

Cash Flows From Investing Activities
    Purchase of property and equipment                        (9,426)               (21,845)
                                                         -----------            -----------

      Net cash used by investing activities                   (9,426)               (21,845)
                                                         -----------            -----------

Cash Flows From Financing Activities
    Working capital loan from Ionatron, Inc.                 200,000                     --
    Advance on sale of assets                                700,000                     --
    Contributed capital                                           --                  5,440
                                                         -----------            -----------

      Net cash provided by financing activities              900,000                  5,440
                                                         -----------            -----------

Net increase (decrease) in cash                              920,637                (17,897)

Cash and cash equivalents, beginning of year                 214,498                232,395
                                                         -----------            -----------

Cash and cash equivalents, end of period                 $ 1,135,135            $   214,498
                                                         ===========            ===========

See Notes to Financial Statements

                         NORTH STAR RESEARCH CORPORATION
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                    Nine Months Ended September 30, 2004 and
                          Year Ended December 31, 2003

                                                      Nine Months Ended       Year Ended
                                                     September 30, 2004    December 31, 2003
                                                         ---------            ---------
Reconciliation of Net Income to Net Cash
    Provided by Operating Activities
    Net income                                           $ 176,216           $ 101,125
    Adjustments to reconcile net income to net
      cash provided by operating activities
        Depreciation                                         8,077               8,843
        Deferred income taxes                               14,400              18,200
        Changes in operating assets and liabilities
           Contracts receivable                             54,167             122,688
           Unbilled receivables                            (71,000)                 --
           Other receivables                                 1,440               2,375
           Costs and estimated earnings in excess of
             billings on uncompleted contracts              75,992             (58,911)
           Prepaid expenses                                  6,687               3,274
           Prepaid income taxes                             12,000             (12,000)
           Accounts payable                               (143,490)            157,028
           Accrued liabilities                              (1,311)            (27,173)
           Warranty reserves                               (19,625)             48,174
           Customer deposits                                 2,089            (281,177)
           Billings in excess of costs and estimated
             earnings on uncompleted contracts               2,874            (106,381)
           Provision for losses on uncompleted contracts   (25,843)             25,843
           Income taxes payable                             72,390                  --
           Deferred gain on sale of assets                      --              (3,400)
           Lawsuit settlement payable                     (135,000)                 --
                                                         ---------           ---------

Net cash provided (used) by operating activities         $  30,063           $  (1,492)
                                                         =========           =========

See Notes to Financial Statements.

                         NORTH STAR RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations. North Star Research Corporation (Company) was incorporated in the State of New Mexico in 1986. The Company evolved from research and development (R&D) to manufacturing and R&D for a variety of government and commercial customers around the world. During the period from 2001 to 2004, the major business of the Company was the manufacture of custom high voltage equipment, including particle accelerators, generators, transformer driven pulse generators and DC power supplies. Work in high voltage probe/driver manufacture and X-ray system development is also performed. This equipment was generally found by others to be difficult to build and the Company often builds equipment considered to be impossible, too risky, or nearly impossible by other vendors. Work is performed on cost plus fixed fee, fixed price, and cost plus percentage markup ("variable fee") contract basis. Contract length varies, but typically averages less than a year. In addition, the Company produces a small amount of standardized products. If there are long-term advantages for the Company, the Company will also take work on specification. Milestone and interim payments are often used to help fund the work.

The Company has know-how, patents pending, and patents in the areas of accelerator development, high voltage power supplies, X-ray technology, pulse generator fabrication and fault tolerance, and surface modification technologies. Applications of the Company's products are in the areas of semiconductor manufacturing, X-ray inspection for security and non-destructive testing, laser power systems, diamond coating manufacture, surface hardening, medical sterilization, and rapid prototyping.

The Company's corporate headquarters are located in Albuquerque, New Mexico.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition. Sales of standardized products are recognized on delivery.

                         NORTH STAR RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue from "fixed price" and cost plus fixed fee and variable fee contracts is recognized on the percentage-of-completion method. Under this method, individual contract revenues earned is measured by the percentage relationship that contract cost incurred bears to management's estimate of total contract cost.

For fixed-price and cost plus fixed fee and variable fee contracts, the amount of revenues recognized is that portion of the total contract amount that the actual cost expended bears to the anticipated final total cost based on current estimates of cost to complete the project (cost-to-cost method). It is not related to the progress billings to customers. However, when it becomes known that the anticipated final total cost will exceed the contract amount, the excess of cost over the contract amount is immediately recognized as a loss on the contract. Recognition of profit commences on an individual project only when cost to complete the project can reasonably be estimated and after there has been some meaningful performance achieved on the project. Changes in job performance, job conditions, and estimated profitability, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Contract costs include all direct material, labor costs, subcontractor and indirect costs which are related to contract performance, such as indirect salaries, workers' compensation insurance, equipment depreciation, payroll taxes and insurance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims and change orders are not recorded and recognized until such time as they have been accepted.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed (underbillings). The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized (overbillings). Costs related to work that has been completed but is not yet fully billed, is classified as "unbilled receivables."

Cash and Cash Equivalents. For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Contracts Receivable. Contracts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Contracts receivable are written off when deemed uncollectible. Recoveries of contracts receivable previously written off are recorded when received. A contract receivable is considered past due if any portion of the receivable is outstanding for more than 90 days. Interest is not charged on past due amounts. Management considers accounts receivable to be fully collectible and based on history of bad debts, no allowance for doubtful accounts is considered necessary.

                         NORTH STAR RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment. Property and equipment are carried at cost. Depreciation of property and equipment is determined using the straight-line method for financial statement purposes at rates based on the following useful lives:

    Scientific equipment                                             7-10 years
    Office equipment                                                  5-7 years

Income Taxes. Construction revenues and costs are reported for federal and state income tax purposes by the percentage-of-completion method, based on actual billings and costs to date. Deferred income taxes are provided for timing differences between financial and taxable income as follows:

    Method of computing percentage-of-completion
    Depreciation expense due to different methods of calculation
    Provision for loss on contracts in process allowable for tax

Advertising Costs. Non direct-response advertising costs, amounting to $4,280 for the nine months ended September 30, 2004 and $4,219 for the year ended December 31, 2003, were expensed as incurred.

NOTE 2. CONCENTRATIONS OF RISK

The Company, in the ordinary course of business, maintains bank balances in excess of FDIC insurance limits. The Company mitigates this risk by maintaining funds in highly reputable institutions.

NOTE 3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

The costs, estimated earnings and billings on uncompleted contracts are summarized as follows:

                                          Nine Months          Year
                                            Ended             Ended
                                          9/30/2004        12/31/2003
                                          ----------       ----------

Costs incurred on uncompleted contracts   $1,013,200       $1,669,062
Estimated earnings                           402,231          281,066
                                          ----------       ----------
                                           1,415,431        1,950,128
Less billings to date                      1,390,632        1,846,463
                                          ----------       ----------

Total                                     $   24,799       $  103,665
                                          ==========       ==========

                         NORTH STAR RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 3.  COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS
         (CONTINUED)

Included in the accompanying balance sheets under the following captions:

                                           Nine Months             Year
                                              Ended                Ended
                                            9/30/2004            12/31/2003
                                            ---------            ---------

Costs and estimated earnings in excess
of billings on uncompleted contracts        $  40,297            $ 116,289

Billings in excess of costs and estimated
earnings on uncompleted contracts             (15,498)             (12,624)
                                            ---------            ---------

Total                                       $  24,799            $ 103,665
                                            =========            =========

NOTE 4. SIGNIFICANT CONTRACTS

During the nine months ended September 30, 2004 and the year ended December 31, 2003, the Company derived approximately 27.6% and 47.6%, respectively, of its revenues, directly or as a subcontractor, from contracts with the United States Government. These contracts accounted for $914,320 and $1,018,366 of revenue in 2004 and 2003, and $140,223 and $186,545 of outstanding accounts receivable as of September 30, 2004 and December 31, 2003, respectively.

NOTE 5. INCOME TAXES

The components of income tax provision (benefit) are as follows:

                                       Nine Months            Year
                                         Ended                Ended
                                       9/30/2004            12/31/2003
                                        --------            --------
Deferred taxes
Beginning balance                       $  2,100            $(16,100)
Amount added to deferred income taxes     14,400              18,200
                                        --------            --------

                                        $ 16,500            $  2,100
                                        ========            ========
Current expense
Current year
Federal                                 $ 62,621            $     --
State                                      9,819                  --
                                        --------            --------
                                          72,440                  --

Amount added to deferred income taxes     14,400              18,200
                                        --------            --------

Provision for income taxes              $ 86,840            $ 18,200
                                        ========            ========

                         NORTH STAR RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 5. INCOME TAXES (CONTINUED)

The income tax expense differs from the normal federal (34%) and state (4.8%) tax rates because of graduated tax rates (surtax exemption).

Deferred tax liabilities are individually classified as current and noncurrent based on the classification of the assets or liabilities they represent. Short term deferred income taxes primarily relate to the method of computing percentage-of-completion. Long term deferred income taxes primarily relate to fixed assets.

NOTE 6. PROFIT SHARING PLAN

The Company adopted a Simplified Employee Pension (SEP) Plan in 1993. All employees who have worked for the Company for at least one year are eligible to participate in the Plan. The Company determines the employer contribution at the end of each year. However, for the nine months ended September 30, 2004, since North Star sold most of its assets and business to Ionatron, Inc. (see Note 11), and most employees went with Ionatron, the SEP contribution was calculated and paid through the sale date of September 15, 2004. The total employer contributions for the nine months ended September 30, 2004 and the year ended December 31, 2003 were $53,824 and $84,400 respectively. These amounts are included in selling, general and administrative expenses.

NOTE 7. RELATED PARTY TRANSACTIONS

In October 2002, the Company entered in to an agreement to sell the high voltage probe manufacturing business to North Star High Voltage Corp., a corporation owned by the majority shareholders of the Company. The purchase price of $25,000 was to be paid in equal annual installments of $3,400 with the first payment to be made before December 31, 2003. The agreement was deemed null and void by both parties in 2004. The payment of $3,400 received in 2003 is included in contributed capital.

In April 2003, the Company entered into an agreement to sell the thyratron driver manufacturing business to North Star High Voltage Corp. The purchase price of $15,000 was to be paid in equal annual installments of $2,040 with the first payment to be made before December 31, 2003. The agreement was deemed null and void by both parties in 2004. The payment of $2,040 received in 2003 is included in contributed capital.

In April 2003, the Company entered in to an agreement to supply materials and labor for the production of high voltage probes and thyratron drivers for North Star High Voltage, Corp. for a fee that includes the cost of materials and labor plus an overhead charge, a general and administrative charge and a 10% fee. In addition, the Company bills the entire sales amount to North Star High Voltage, Corp. customers. North Star High Voltage, Corp. bears the credit risk by guaranteeing payment to the Company of its fee. Upon collection of amounts due, the Company remits the net difference between the sales price and its fee to North Star High Voltage Corp. Amounts paid to North Star High Voltage Corp. were $69,021 and $19,856 for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively.

                         NORTH STAR RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 8. COMMITMENTS AND CONTINGENCIES

Contracts. Costs charged to U.S. Government contracts are subject to annual audits by the Defense Contract Audit Agency. A final indirect rate proposal based on actual costs for the year ended December 31, 2003, was submitted in August 2004 by the Company and has not yet been approved as of the date of this report. It is management's opinion that the results of the indirect rate submission will not have any material effect on the Company's financial position, results of operations and its cash flows.

Operating Leases. The Company conducts its operations in leased facilities on a three-year lease which expired August 31, 2004. The existing agreement has since been extended on a month-to-month basis.

On February 4, 2003, the Company entered into a 36-month operating lease for a vehicle for $424 per month. The Company is responsible for taxes and other operating expenses. The rental amounts of $3,816 and $4,664 for the nine months ended September 2004 and the year ended December 31, 2003, respectively, are included in selling, general and administrative expenses.

The minimum future rental payments under these operating leases for the years ended September 30, are as follows:

           2005                                                  $     5,088
           2006                                                        1,696
                                                                 -----------

               Total                                             $     6,784
                                                                 ===========

NOTE 9.  LAWSUIT SETTLEMENT

In November 2002, the New Mexico Environment Department filed a lawsuit seeking injunctive relief and assessing civil penalties resulting from an accident and violations of the Radiation Protection Act. The violations occurred between October 1999 and January 2000. On May 28, 2004 the parties entered into a consent decree to settle the matter for the Company's payment of a civil penalty of $135,000. The expense was accrued and reflected in the 2002 income statement. The penalty was paid in 2004.

                         NORTH STAR RESEARCH CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2004

NOTE 10. PATENTS, TRADEMARKS AND COPYRIGHTS

The Company, since its inception, has acquired various patents in relation to its development and manufacturing processes. The cost of developing these patents was expensed in the year incurred as project costs.

NOTE 11. SALE OF ASSETS AND LIABILITIES

On September 15, 2004, the Company sold substantially all of its assets to North Star Research Acquisition Corp., a subsidiary of Ionatron, Inc. for $700,000 cash, $1.7 million in securities, and assumption of certain liabilities related to the assets purchased. Revenue and expenses have been recorded through September 30, 2004 for ease in preparing these financial statements. The $700,000 cash paid to the Company is reported on the balance sheets as the liability, "Advance on sale of assets." These financial statements are intended to present the historical financial position and results of operations of North Star Research Corporation prior to the sale of the Company to Ionatron, Inc. and accordingly purchase accounting adjustments have not been applied in the preparation of these financial statements.

On September 16, 2004, Ionatron, Inc. provided $200,000 in working capital cash to fund operations through September 30, 2004. For purposes of these financial statements, the cash received is reported on the balance sheets as the liability, "Due to Ionatron, Inc."

NOTE 12.        WARRANTY RESERVES

The Company maintains a warranty reserve for time and material charges incurred subsequent to product delivery on products sold within the past year. The amount of the reserve is re-evaluated throughout the year.

                                           Warranty
                                           Reserves
                                           ---------

Balance 12/31/02                           $  12,656

Product warranty accruals                    179,560
Adjustments and time and materials costs
    charged to warranty reserve             (131,385)
                                           ---------

Balance 12/31/03                              60,831

Product warranty accruals                     34,924
Adjustments and time and materials costs
    charged to warranty reserve              (54,549)
                                           ---------

Balance 9/30/04                            $  41,206
                                           =========

(b)      Pro Forma Financial Information

Introduction:

            CONDENSED PRO FORMA FINANCIAL INFORMATION FOR THE COMPANY
                  FOR THE YEAR ENDED DECEMBER 31, 2003 AND THE
                      NINE MONTHS ENDED SEPTEMBER 30, 2004

The following unaudited Condensed Pro Forma Statements of Operations (the "Pro Forma Financial Statements") are based on historical financial statements of the Ionatron, Inc.(the "Company") and North Star Research Corporation ("North Star") after giving effect to the Company's purchase of substantially all of the assets of North Star and assumption of liabilities for warranty claims and other accrued expenses.

The Pro Forma Financial Statements were prepared as if the transaction has occurred as of January 1, 2003 for the Statements of Operations. The Pro Forma Financial Statements are not necessarily indicative of the future results of operations of the Company after the purchase of North Star's net assets, or of the results of operations of the Company had the purchase of North Star's net assets occurred on the dates indicted above or been in effect for the period presented. The Consolidated Statement of Position as of September 30, 2004 was included in the September 30, 2004 10-Q filing.

The Pro Forma Adjustments are based upon available information and upon certain assumptions the Company believes are reasonable. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and other financial information pertaining to the Company, and related notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and historical financial statements and other financial information pertaining to North Star included in this Form 8-K/A and in previously filed Form 8-K.

               Ionatron, Inc. and North Star Research Corporation
                   Pro Forma Consolidated Financial Statements

          Statement of Operations for the year ended December 31, 2003
                                   (Unaudited)

                                            Research Corp.
                             Ionatron, Inc.  North Star       Pro Forma
                                  A               A          Adjustments       Pro Forma
                             ------------    ------------    ------------    ------------
Revenues                     $    383,273    $  3,311,710    $    (49,107)B  $  3,645,876

Cost of revenue                   356,822       2,711,814         (49,107)B     3,019,529
                             ------------    ------------    ------------    ------------
Gross profit                       26,451         599,896              --         626,347

General and administrative      1,681,174         507,966              --       2,189,140

Selling and marketing             239,847              --              --         239,847

Research and development        1,151,350              --              --       1,151,350
                             ------------    ------------    ------------    ------------

Total operating expenses        3,072,371         507,966              --       3,580,337

Operating income (loss)        (3,045,920)         91,930              --      (2,953,990)

Other (expense) income
Miscellaneous income                   --          27,153              --          27,153

Interest (expense) income        (196,189)            242              --        (195,947)

Amortization expense                   --              --         (86,200)D       (86,200)
                             ------------    ------------    ------------    ------------
Total other                      (196,189)         27,395         (86,200)       (254,994)

Income before income
    taxes                      (3,242,109)        119,325         (86,200)     (3,208,984)

Income taxes                           --         (18,200)         18,200 C            --
                             ------------    ------------    ------------    ------------

Net loss                     $ (3,242,109)   $    101,125    $    (68,000)   $ (3,208,984)
                             ============    ============    ============    ============

Net loss per share -
  basic and diluted          $      (0.07)                                   $      (0.07)

Weighted average number
  of shares outstanding,
  basic and diluted            48,452,249                         199,063 E    48,651,312

Notes to Statement of Operations for the year ended December 31, 2003

A. Represents the historical results of operation for the year ended at December 31, 2003.
B.    To eliminate inter-company revenue and cost of revenue.
C.    To eliminate tax provision.
D. To reflect the amortization of patent, contractual backlog and technical know-how intangible assets.
E. To reflect the issuance of shares of common stock in the acquisition as of January 1, 2003.

               Ionatron, Inc. and North Star Research Corporation
                   Pro Forma Consolidated Financial Statements

      Statement of Operations for the nine months ended September 30, 2004
                                   (Unaudited)

                                            Research Corp.
                             Ionatron, Inc.  North Star       Pro Forma
                                  A               A          Adjustments       Pro Forma
                             ------------    ------------    ------------    ------------
Revenues                     $  4,734,996    $  2,137,961    $   (216,664)B  $  6,656,293

Cost of revenue                 4,422,996       1,568,510        (216,664)B     5,774,842
                             ------------    ------------    ------------    ------------
Gross profit                      312,000         569,451              --         881,451

General and administrative      2,491,097         313,510              --       2,804,607

Selling and marketing             344,897              --              --         344,897

Research and development          512,793              --              --         512,793
                             ------------    ------------    ------------    ------------
Total operating expenses         3,348,787        313,510              --       3,662,297

Operating income (loss)        (3,036,787)        255,941              --      (2,780,846)

Other (expense) income

Miscellaneous income                   --           7,061              --           7,061

Interest (expense) income        (129,366)             54              --        (129,312)

Amortization expense                   --              --         (36,900)D       (36,900)
                             ------------    ------------    ------------    ------------
Total other                      (129,366)          7,115         (36,900)       (159,151)

Income before income Taxes     (3,166,153)        263,056         (36,900)     (2,939,997)

Income taxes                           --         (86,840)         86,840 C            --
                             ------------    ------------    ------------    ------------

Net loss                     $ (3,166,153)   $    176,216    $     49,940    $ (2,939,997)
                             ============    ============    ============    ============

Net loss per share -
  basic and diluted          $      (0.05)                                   $      (0.05)

Weighted average number
  of shares outstanding,
  basic and diluted            63,383,784                         188,892 E    63,572,676

Notes to Statement of Operations for the nine months ended September 30, 2004

A. Represents the historical results of operation for the nine months ended September 30, 2004.
B.    To eliminate inter-company revenue and cost of revenue.
C.    To eliminate tax provision.
D. To reflect the amortization of patent and technical know-how intangible assets.
E. To reflect the issuance of shares of common stock in the acquisition as of January 1, 2003.